                                                                   EXHIBIT 10.15

                               SUBLEASE AGREEMENT

                THIS SUBLEASE AGREEMENT (this "Sublease") is entered into by and between PEOPLESOFT USA, INC., a Delaware corporation ("Sublessor"), and RESOURCE/PHOENIX, INC. a California corporation ("Sublessee"), as of August 31, 1999 (the "Effective Date"). Sublessor and Sublessee hereby agree as follows:

                1. DEFINED TERMS. The following terms shall have the following meanings:

                        Broker means collectively, Cushman Realty Corporation and Sutherland Company.

                        Building means the office building located at 1301 Harbor Bay Parkway, Alameda, California.

                        Commencement Date means the Possession Date.

                        Expiration Date means the earlier of (i) the date the Lease terminates, or (ii) December 31, 2002.

                        Landlord means Lincoln-RECP Empire OPCO, LLC, a Delaware limited liability company, and its successors and assigns.

                        Landlord's Address means 101 Lincoln Centre Drive, Foster City, California 94404.

                        Lease means the following agreements between Empire Parkway Centre, L.P. as Landlord and Intrepid Systems, Inc, as Tenant: Empire Parkway Centre Office Lease dated as of October, 1995 (the "Original Lease"), and First Amendment to Lease dated as of January 15, 1997; the following agreements between Lincoln-RECP Empire OPCO, LLC as Landlord and Intrepid Systems, Inc. as Tenant:
                        Second Amendment to Lease Agreement dated as of July 17, 1997, Third Amendment to Lease Agreement dated as of September 9, 1997, Fourth Amendment to Lease Agreement dated as of December 18, 1997, Fifth Amendment to Lease Agreement dated as of May 13, 1998; the following agreement between Intrepid Systems, Inc. as Assignor and People Soft, Inc. as Assignee: Assignment and Assumption Agreement; and the following agreement between People Soft, Inc. and People Soft USA: Assignment and Assumption Agreement dated as of January 2, 1999 (collectively, the "Lease"). A copy of the all agreements comprising the Lease are attached hereto as Exhibit A.


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                        Minimum Rent means the following annual Minimum Rental
                        rates per square foot of rentable square feet:

                        --------------------  ----------------------------------
                                PERIOD                       RENT
                        --------------------  ----------------------------------
                         November 1, 1999 -     $.70 per square foot per month
                            May 1, 2000             or $47,237.40 per month.
                        --------------------  ----------------------------------
                           June 1, 2000 -      $1.53 per square foot per month
                          December 1, 2002             or $103,247.46
                        --------------------  ----------------------------------


                        Permitted Uses means all uses permitted under the Lease.


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

                        Possession Date means November 1, 1999.

                        Premises means 67,482 rentable square feet of space at 1301 Harbor Bay Parkway, Alameda, California.

                        Pro Rata Share means Sublessor's Percentage Shares for the Building and the Complex as those terms are defined in the Lease.

                        Rent Commencement Date means November 1, 1999.

                        Sublessee means ReSource/Phoenix, Inc. a California corporation

                        Sublessee's Address means 2401 Kerner Boulevard, San Rafael, CA 94901, Attn: General Counsel.

                        Sublessor means PeopleSoft USA, Inc., a Delaware corporation.

                        Sublessor's Address means 4305 Hacienda Drive, Pleasanton, California, 94588, Attn.: General Counsel, with a copy to 4305 Hacienda Drive, Pleasanton, California, 94588, Attn.: Vice President of Real Estate.

                        Term means the period of time beginning on the Possession Date and ending on the Expiration Date.

        1. SUBLEASE. Sublessor hereby subleases to Sublessee, and Sublessee hereby subleases from Sublessor, the Premises for the Term, upon all of the terms, covenants and conditions contained herein.

        2. CONDITION OF PREMISES.

                (a) Sublessee Use and Ownership of Furniture. Simultaneously with the mutual execution of this Sublease, Sublessee shall deliver to Sublessor a check in the amount of Seventy Five Thousand Dollars ($75,000) which shall represent payment in full for all furniture systems owned by Sublessor that are located at the Premises (the "Furniture Payment"). Upon such payment, Sublessor shall issue to Sublessee a bill of sale evidencing the sale and shall have no rights or obligations in connection with the furniture systems located at the Premises.

                (b) "As is" Condition of Premises. Except as set forth in
Section 3(a) above, Sublessee shall accept possession of the Premises in their present "as is" condition, without representation or warranty as to their condition or suitability for Sublessee's intended use, and with no obligation on the part of Sublessor to make any alterations or modifications to the Premises or any area outside the Premises for the benefit of Sublessee. Any alterations or improvements desired by Sublessee or required by any and all applicable laws to the Premises shall be made by Sublessee at its sole cost and expense and pursuant to the terms of this Section 3(b) and Section 5(f) below. Plans and specifications for Sublessee's alterations and improvements shall be subject to the prior written approval of Landlord and Sublessor, which approval shall not be unreasonably withheld. Subject to Section 7.4 of the Original Lease,


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Sublessee shall, at Sublessee's sole cost and expense, comply promptly with all applicable statutes, ordinances, rules, regulations, orders, restrictions of record, and requirements (collectively, "Requirements") in effect during the Term or any part of the Term hereof regulating the particular use by Sublessee of the Premises except that Sublessee shall not be liable for any instance of non-compliance with any Requirements arising prior to the Commencement Date. Upon termination of this Sublease, Sublessee and Sublessor shall each be responsible for (i) the cost of removing any alterations which were installed for or by each of them in the Premises, except that neither Sublessee nor Sublessor shall not be required to remove any alterations if under the applicable provisions of the Original Lease such alterations may remain in the Premises upon the termination of the Lease and (ii) any claims arising from the condition of the Premises in excess of ordinary wear and tear attributable to their respective tenancies.

        3. CONDITIONS.

                (a) This Sublease is conditioned upon the delivery to Sublessor of a fully executed original of this Sublease, a check in the amount of Two Hundred Twenty-Two Thousand, Two Hundred and Thirty Seven Dollars and Forty Cents ($222,237.40) payable to Sublessor, and the receipt of Landlord's written consent to this Sublease not later than thirty (30) days following delivery to Landlord of a copy hereof executed by Sublessee and Sublessor, which consent Landlord may give or withhold pursuant to Section 18.1 of the Original Lease. This payment represents Sublessee's required Furniture Payment, the First Installment (hereinafter defined) and the Deposit (hereinafter defined) to Sublessor pursuant to Sections 3(a), 5(g), and 6(a), respectively.

                (b) In the event the condition expressed above in this Section 4 is not timely satisfied, upon three (3) business days prior written notice, Sublessor or Sublessee may terminate this Sublease by giving written notice of termination to the other party at any time prior to the satisfaction of such condition. In the event this Sublease is terminated due to the nonsatisfaction of the foregoing condition, neither Sublessor nor Sublessee shall have any further rights or obligations hereunder and Sublessor shall return to Sublessee the Furniture Payment, the First Installment and the Deposit, Sublessee and Sublessor each agrees to supply information and/or execute and acknowledge further documents in connection with this Sublease which are reasonably required by Landlord in connection with Landlord's review of this Sublease and the satisfaction of the condition expressed in this Section 4.

        4. PROVISIONS CONSTITUTING SUBLEASE.

                (a) Relationship Between Sublessee and Landlord. This Sublease is subject to all of the terms and conditions of the Original Lease. To the best knowledge of Sublessor, Sublessor hereby represents and warrants that the documents attached hereto as Exhibit A constitute all of the agreements comprising the Lease. Sublessee hereby assumes and agrees to perform the obligations of Sublessor as Tenant under the Original Lease to the extent such terms and conditions are applicable to the Premises subleased pursuant to this Sublease. Notwithstanding the foregoing, Sublessor shall pay directly to Landlord rent and any other


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amounts required to be paid under the Lease as and when such amounts become due.
Sublessee shall not commit or permit to be committed on the Premises any act or omission which shall violate any term, covenant or condition of the Original Lease. Sublessor shall not voluntarily terminate the Lease or voluntarily (as a result of an act by Sublessor) permit the Lease to be terminated so long as the Sublease has not been terminated as a result of Sublessee's default.

                (b) Relationship Between Sublessee and Sublessor. Except as otherwise provided herein, all of the terms and conditions contained in the Original Lease are incorporated herein as terms and conditions of this Sublease with each reference therein to "Landlord," "Tenant," the "Lease," the "Commencement Date" and the "Leased Premises," being deemed to refer to Sublessor, Sublessee, this Sublease, the Commencement Date and the Premises, respectively), except for the following provisions of the Original Lease which are not incorporated into this Sublease: Sections 3.2, 4.2, 4.3, 6 (only to the extent it relates to Sublessor), 11.3, 21.29 and 21.30. As between Sublessor and Sublessee, in the event of any conflict between the terms of this Sublease and the terms of any provision of the Original Lease which is incorporated herein, the terms of this Sublease shall control.

                (c) Notices. All notices or demands of any kind required or desired to be given by Sublessor or Sublessee to the other hereunder shall be in writing and shall be deemed delivered upon receipt if sent by United States mail, certified postage prepaid, return receipt requested, of by facsimile transmission with a following copy by first class mail, or by Federal Express, addressed to the Sublessor or Sublessee respectively at the addresses set forth in Section 1, or at such other addresses as the parties may specify by notice in accordance with this section. All rent and other payments due under this Sublease shall be made by Sublessee to Sublessor at the same address. Sublessor and Sublessee shall each immediately deliver to the other a copy of every notice received from Landlord affecting or relating to the Premises, or affecting or relating to the rights and/or obligations hereunder or under the Lease.

                (d) Services. Notwithstanding anything to the contrary contained in this Sublease, including, but not limited to, Section 5(b) hereof, Sublessor shall have no obligation to provide any of the services to be provided by Landlord under the Original Lease or perform any of the obligations, including, but not limited to, any maintenance obligations, or any other services, and Sublessor's sole obligation with respect thereto shall be to use its best efforts to obtain Landlord's compliance with the Original Lease upon Sublessee's written request. Sublessor specifically agrees to cooperate with Sublessee in requesting from Landlord that Sublessee be listed on the occupant directory in the lobby of the Building. To the extent permitted by law and by Landlord, Sublessee shall have the right to request all services directly from Landlord at Sublessee's sole cost and expense. Sublessee shall promptly notify Sublessor in writing of all such requests for services.

                (e) Consents. In any circumstance where the Original Lease requires that Landlord's approval or consent be obtained, Sublessee shall be required to obtain the written approval or consent of Sublessor as well. Except as otherwise provided in this Sublease, where the Original Lease specifies that Landlord shall not unreasonably withhold its approval or consent, Sublessor shall not unreasonably withhold its approval or consent as well.


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                (f) Alterations. Sublessee shall have the rights concerning alterations provided to Sublessor under Section 11.1 of the Original Lease.

                (f) Signage. Sublessee shall have the rights concerning signage provided to Sublessor under Section 21.28 of the Original Lease.

                (g) Security Deposit. Simultaneously with the mutual execution of this Sublease, Sublessee shall deliver to Sublessor the sum of One Hundred Thousand Dollars ($100,000) as a security deposit (the "Deposit") insuring Sublessee's faithful performance of all of the terms, conditions and covenants of this Sublease to be performed or observed by Sublessee. Except as provided in this Section 5(g), the terms and conditions of Section 6 of the Original Lease shall apply to Sublessee's Deposit.

        5. RENT.

                (a) Minimum Rent. The Minimum Rent for the first full month of the Term in the amount of Forty-Seven Thousand Two Hundred Thirty Seven Dollars and Forty Cents ($47,237.40) (the "First Installment") shall be paid by Sublessee simultaneously with the mutual execution of this Sublease. The First Installment will be applied to Sublessee's Minimum Rent payment for the first month of the Term. Commencing on December 1, 1999, Sublessee shall pay Minimum Rent to Sublessor as rent for the Premises, in monthly installments in advance, and thereafter on the first day of each calendar month of the Term, without deduction, offset, prior notice or demand, in lawful money of the United States. If the first day for which the monthly installment of Minimum Rent is payable is not the first day of a calendar month, or if the last day of the Term is not the last day of a calendar month, the monthly installment of Minimum Rent shall be prorated for the fractional month(s). In the case of a proration at the beginning of the Term, Sublessee shall pay the proration for such partial month upon the due date for Minimum Rent for the second month of the Term. Sublessee shall pay the proration for the last month of the Term when Minimum Rent for such month is due.

                (b) Additional Rent. Sublessee acknowledges that Sublessor is obligated to pay to Landlord all amounts provided for in Section 5 of the Original Lease, as amended ("Additional Rent"), provided that Sublessee's Operating Expense Base Year shall be calendar year 2000. Sublessor shall be responsible for Additional Rent attributable to the 1999 Operating Expense Base Year and for any prior years. Subject to the foregoing and beginning on the Commencement Date, Sublessee agrees to pay to Sublessor as Additional Rent hereunder (i) its Pro Rata Share of all such Additional Rent under the Original Lease, (ii) any and all other costs and expenses Sublessor incurs, as a result of Sublessee's use of Building services that are in excess of those services provided to Sublessor by Landlord under the Original Lease, and (iii) any other costs and expenses incurred by Sublessor under the Original Lease, as a result of or arising out of Sublessee's use and occupancy of the Premises, regardless of whether such excess costs arise under the Original Lease or otherwise. Without in any way limiting the generality of the foregoing, Sublessee and Sublessor acknowledge and agree that such excess costs may result from, but may not be limited to, after-hours HVAC usage and additional HVAC


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

or electric equipment. Sublessee shall pay such Additional Rent within ten (10) days of Sublessor's demand therefore.

                (c) Late Charge. The parties hereby expressly agree that in the event Sublessee shall fail to make payment of any installment of Minimum Rent or any other sums due hereunder within five (5) days of the date that such amounts are due, the provisions of Section 19 of the Original Lease shall apply.

        6. USE OF PREMISES. Sublessee shall use the Premises for the Permitted Uses and for no other purpose without the prior written consent of Sublessor and, if required by the Original Lease, Landlord. Notwithstanding any other provision hereof, and subject to any limitations in the Original Lease, Sublessee shall have access to the Premises on a seven day a week, twenty four hour a day basis.

        7. TERM.

                (a) Term. The Term of this Sublease shall be for a period commencing on the Commencement Date and ending on the Expiration Date, unless terminated sooner by termination of the Lease for any reason or otherwise pursuant to this Sublease. Notwithstanding the foregoing, from and after thirty
(30) days from the Effective Date Sublessee shall have the right to enter onto the Premises solely for the purposes of making approved Alterations and installing its furniture, fixtures and equipment (the "Early Entry"). In the event of Early Entry, all terms and conditions of this Sublease shall be in full force and effect except for Sublessee's obligation to pay Minimum Rent.

                (b) Delay in Delivery. In the event Sublessor is unable to deliver possession of the Premises on the Possession Date, Sublessor shall not be subject to any liability for any loss or damage to Sublessee, nor shall such failure affect the validity of this Sublease or Sublessee's obligations hereunder or extend the Term hereof, but in such case, the Rent Commencement Date shall be extended on a day-for-day basis for each day delivery of possession is delayed.

        8. DAMAGE AND DESTRUCTION. In the event of damage or destruction to the Premises or the Building, each party agrees to forward to the other, within twenty-four (24) hours of receipt, a copy of each notice received from, or given to, Landlord in connection therewith. Sublesse shall have the rights provided to Sublessor under Section 13.2 of the Original Lease.

        9. EMINENT DOMAIN. If, due to any taking or appropriation of all or a part of the Premises or the Building, Landlord exercises its right to terminate the Lease, this Sublease shall terminate. If part of the Premises shall be so taken or appropriated and this Sublease shall not be terminated as provided herein, then the rent thereafter to be paid hereunder shall be equitably reduced, as provided in the Original Lease. Sublessee shall have the rights provided to Sublessor in Section 13 of the Original Lease.

        10. ENTRY BY SUBLESSOR. Sublessor reserves and shall at any and all times (within ordinary business hours, except in the case of emergency) have the right to enter the Premises to inspect the same, to post notices of nonresponsibility, or to show the Premises to prospective


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subtenants (but only during the last six months of the Term), or in the event of
Sublessee's default with respect thereto, to perform any obligation of Sublessor as Tenant under the Lease relating to the use, maintenance or repair of the Premises. In the event that Sublessee shall not provide Sublessor with a key to the Premises, Sublessee waives any claims for damages resulting directly from Sublessor's use of force to enter the Premises in the event of an emergency. Sublessee waives any claim for damages for any injury or inconvenience to or interference with Sublessee's business, any loss of occupancy or quiet enjoyment of the Premises, and any other loss occasioned by such entry, except to the extent caused by the negligence of Sublessor, its agents or employees, provided that the entrance to the Premises shall not be blocked thereby and further provided that the business of Sublessee shall not be interfered with unreasonably. Except in the case of emergency, Sublessor shall give Sublessee reasonable prior notice of any intended entry of the Premises by Sublessor, and shall obtain the permission of an officer of Sublessee (which permission shall not be unreasonably withheld). Any entry to the Premises by Sublessor pursuant to this Section 11 shall not under any circumstances be construed or deemed to be a forcible or unlawful entry into or a detainer of the Premises or an eviction of Sublessee from the Premises or any portion thereof.

        11. INDEMNIFICATION.

                (a) Sublessee shall hold Sublessor, and its subsidiaries, affiliates, directors, officers, agents, contractors, servants, employees and licensees (hereinafter "indemnitees") harmless from and shall indemnify and defend indemnitees against any and all damages, claims or liability (i) arising after the Commencement Date due to any breach or default in the performance of any obligation of Sublessee hereunder, and (ii) for any injury or damage to any person or property occurring in, on or about the Complex, Common Areas and Premises or any part thereof, when such injury or damage shall be caused by the act, neglect, default, or ommission of any duty with respect to the same by Sublessee, its agents, employees or invitees, except to the extent such liability arises from the negligence or willful misconduct of indemnitees; and from and against all costs, counsel fees, expenses and liabilities incurred in or in connection with any such claim or any action or proceeding brought thereon.

                (b) Sublessor shall hold Sublessee, and its subsidiaries, affiliates, directors, officers, agents, contractors, servants, employees and licensees (hereinafter "indemnitees") harmless from and shall indemnify and defend indemnitees against any and all damages, claims or liability (i) arising from and after the Commencement Date due to any breach or default in the performance of any obligation of Sublessor hereunder, (ii) arising both before and after the Commencement Date from a failure to perform an obligation under the Lease except to the extent that Sublessee is required to perform such obligation pursuant to this Sublease, (iii) both before and after the Commencement Date, for any injury or damage to any person or property occurring in, on or about the Building, the Premises or any part thereof, when such injury or damage shall be caused by the act, neglect, default, or omission of any duty with respect to the same by Sublessor, its agents, employees or invitees, except to the extent such liability arises from the negligence or willful misconduct of indemnitees; and from and against all costs, counsel fees, expenses and liabilities incurred in or in connection with any such claim or any action or proceeding brought thereon.


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        12. BROKERS. Sublessor and Sublessee each represents to the other that it has dealt with no brokers in connection with this Sublease other than the Broker. Each of Sublessor and Sublessee shall indemnify, defend, and hold the other harmless from and against any costs, expenses, liability, loss or damage arising out of or relating to the falsity of the foregoing representation. Sublessor agrees to pay all brokerage fees and commissions payable to Broker with respect to this Sublease in accordance with the provisions of a separate commission contract.

        13. MISCELLANEOUS.

                (a) Entire Agreement. This Sublease, together with its Exhibits, constitutes the entire agreement of Sublessor and Sublessee with respect to the matters described herein, and shall supersede all prior correspondence, agreements and understandings concerning such matters, whether oral or written. No addition to, or amendment or modification of, any term or provision of this Sublease shall be effective unless set forth in writing and signed by Sublessor and Sublessee.

                (b) Authority. Each individual executing this Sublease on behalf of either party represents and warrants that he or she is duly authorized to execute and deliver this Sublease on behalf of such party.

                (c) Attorneys' Fees. If either party commences an action against the other party arising out of or in connection with this Sublease, or for interpretation of any of its provisions, the prevailing party shall be entitled to recover its costs and expenses, including reasonable attorneys' fees and court costs, from the other party. In addition, if either Sublessor or Sublessee becomes a party to any action concerning this Sublease or the Premises solely by reason of the neglect or omission of any duty by the other party, the party subjected to such action without fault shall be entitled to reimbursement for any and all reasonable attorneys' fees and costs.

                (d) Captions. All captions and headings in this Sublease are for the purposes of reference and convenience and shall not limit or expand the provisions of this Sublease.

                (e) Counterparts. This Sublease may be executed in one or more counterparts, each of which shall constitute an original, and all of which shall constitute a single agreement.

                IN WITNESS WHEREOF, Sublessor and Sublessee have executed this Sublease on the dates set out below.


SUBLESSOR:                             SUBLESSEE:

PEOPLESOFT USA, INC.                   RESOURCE/PHOENIX, INC.,
a Delaware corporation                 a California corporation



By:
   -------------------------------



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


                                       By:
                                          -------------------------------

Title:                                 Title:
      ----------------------------           ----------------------------

Date:                                  Date:
     -----------------------------          -----------------------------


                                       By:
                                          -------------------------------

                                       Title:
                                             ----------------------------

                                       Date:
                                            -----------------------------


We consent to the foregoing.

LANDLORD:

LINCOLN RECP EMPIRE OPCO, LLC,
a Delaware limited liability company

By: Lincoln Property Company Management
Services, Inc.,
   as agent for LINCOLN-RECP EMPIRE
   OPCO, LLC

   By:
      ----------------------------

   Title:
         -------------------------

   Date:
        --------------------------



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                                    EXHIBIT A

                                      LEASE